Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of our report  dated May 9, 2010 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Itau Unibanco Holding's Annual Report on Form 20-F/A for the year ended December 31, 2009.  We also consent to the references to us under the heading “Experts” and “Selected Financial Data” in such Registration Statement.

PricewaterhouseCoopers
Auditores Independentes
São Paulo, Brazil
June 30, 2010